                                                                    EXHIBIT 4.11


                 SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (hereinafter referred to as the "Amendment") is made and entered into as of the 31st day of December, 2003, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation (f/k/a Foothill Capital Corporation), as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a "Borrower" and collectively as the "Borrowers").

                                    RECITALS

         A. Agent, the Lenders and the Borrowers have entered into that certain Loan and Security Agreement, dated as of December 31, 2001 (as amended by that certain (i) First Amendment to Loan and Security Agreement dated as of April 15, 2002, (ii) Second Amendment to Loan and Security Agreement dated as of June 3, 2002, but effective as of May 31, 2002, (iii) Third Amendment to Loan and Security Agreement dated as of July 29, 2002, (iv) Fourth Amendment to Loan and Security Agreement dated as of December 10, 2002, and (v) Fifth Amendment to Loan and Security Agreement dated as of July 1, 2003, herein the "Agreement").

         B. Agent, the Lenders and the Borrowers desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

                                   ARTICLE II
                                   AMENDMENTS

         Section 2.01. Amendment to Definition of Applicable Margin. The definition of "Applicable Margin" in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

         "Applicable Margin" means, on any date, and with respect to any Advance, a margin of .50% per annum for a Base Rate Loan and a margin of 2.50% per annum for a LIBOR Rate Loan, provided, however, during such periods when the Borrowing Base includes an amount determined on the basis of Borrowers' Inventory in accordance with Section 2.1(a), the Applicable Margin means the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the average Excess Availability for the immediately preceding month:



SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 1

   AVERAGE EXCESS         MARGIN OVER         MARGIN OVER
   AVAILABILITY           U.S. PRIME          LIBOR
------------------        -----------         -----------
$20MM +                           .50%               2.50%

$10MM <= $20MM                    .75%               2.75%

$5MM  <= $10MM                   1.00%               3.00%

$0MM  <= $5MM                    1.25%               3.25%


         It is understood and agreed that for the period from and after the date of the first Advance until the date of the initial calculation of average Excess Availability, the Applicable Margin shall be calculated as if the Average Excess Availability were $10MM < $20MM.

         Section 2.02. Amendment to Definition of Applicable Prepayment Premium. The definition of "Applicable Prepayment Premium" in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

         "'Applicable Prepayment Premium' means, as of any date of determination, an amount equal to (a) during the period of time from December 31, 2003 through December 30, 2004, two percent (2%) of the Maximum Revolver Amount on the date immediately prior to the date of determination, (b) during the period of time from December 31, 2004 through December 30, 2005, one percent (1%) of the Maximum Revolver Amount on the date immediately prior to the date of determination, and
         (c) during the period of time from December 31, 2005 through December 30, 2006, one percent (1%) of the Maximum Revolver Amount on the date immediately prior to the date of determination. Notwithstanding the foregoing, if, at any time prior to the Maturity Date, the Maximum Revolver Amount is refinanced by Wells Fargo, there will be no Applicable Prepayment Premium charged to Borrower."

         Section 2.03. Amendment to Definition of EBITDA. The definition of "EBITDA" in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

         "'EBITDA' means, with respect to any fiscal period, Parent and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains and gains on valuation of derivatives, plus interest expense, income taxes, depreciation and amortization, and losses on valuation of derivatives for such period, as determined in accordance with GAAP, provided, however, that with respect to the 12 month period ending December 31, 2003, EBITDA shall be determined without regard to the impairment charge of $40.8 million and the environmental charge of $9.5 million incurred by Pioneer Americas during the quarter ended March 31, 2003."

         Section 2.04. Amendment to Definition of Maximum Revolver Amount. The definition of "Maximum Revolver Amount" in Section 1.1 of the Agreement is hereby amended by deleting "$50,000,000" and inserting in lieu thereof, "$30,000,000."

         Section 2.05. Amendment to Section 2.1(a). Clauses (y) and (z) of
Section 2.1(a) are hereby amended and restated in their entirety to read as follows:

                  "(y) during such periods, as selected by Borrowers with at least 75 days advance written notice to Agent, that Borrowers determine to include valuations with respect to Inventory in the Borrowing Base, the lowest of

                           (i) $15,000,000,

                           (ii) the sum of (aa) 55% of the lower of cost or
                  market value of Eligible Finished Goods Inventory, plus (bb) 25% of the lower of cost or



SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 2
                  market value of Eligible Raw Materials Inventory, but in no event to exceed (1) $5,000,000.00 in the aggregate with respect to Canadian Eligible Inventory and (2) $10,000,000.00 in the aggregate with respect to U.S. Eligible Inventory,

                           (iii) 80% times the then extant Net Liquidation
                  Percentage times the book value of Borrowers' Inventory,

                  (z)      minus the sum of (i) the Bank Products Reserve, and
                           (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c)."

         Section 2.06. Amendment to Section 2.1(b). Clause (i) of Section 2.1(b) is hereby amended and restated in its entirety to read as follows:

                           "(i) intentionally deleted,"

         Section 2.07. Further Amendment to Section 2.1(b). Subclauses (2) and
(3) of Clause (iv) are hereby amended and restated in their entirety to read as follows:

                  "(2) during such periods, as selected by Borrowers with at least 75 days advance written notice to Agent, that Borrowers determine to include valuations with respect to Inventory in the Borrowing Base, the lower of


                           (aaa) the sum of 55% of the lower of cost or market
                  value of Canadian Eligible Finished Goods Inventory, plus 25% of the lower of cost or market value of Canadian Eligible Raw Materials Inventory, but in no event to exceed $5,000,000.00, and


                           (bbb) 80% times the then extant Net Liquidation
                  Percentage (calculated with respect to PCI Chemical's Inventory) times the book value of PCI Chemical's Inventory,

                  (3) minus the sum of (aaa) the Bank Products Reserve, and
                  (bbb) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c), or"

         Section 2.08. Amendment to Section 2.6(a). The second paragraph of
Section 2.6(a) is hereby amended and restated in its entirety to read as follows:

                  "The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than four percent (4%) per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate."

         Section 2.09. Amendment to Section 2.6(b). Section 2.6(b) is hereby amended and restated in its entirety to read as follows:

         "(b) LETTER OF CREDIT FEE. Borrowers shall pay Agent (for the ratable benefit of the Lenders, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall



SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 3 accrue at a rate equal to 1.75% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit. "

         Section 2.10. Amendment to Section 2.11(b). Section 2.11(b) is hereby amended and restated in its entirety to read as follows:

                  "(b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Agent the fees set forth in the Fee Letter, with the exception of the servicing fee (as described in such Fee Letter) which shall be U.S. $3,500 payable to Agent on the first day of each month through the Maturity Date, which servicing fee shall be payable monthly in arrears, and"

         Section 2.11. Amendment to Section 3.4. Section 3.4 is hereby amended and restated in its entirety to read as follows:

                  "3.4  Intentionally Deleted."

         Section 2.12. Amendment to Section 3.5. Section 3.5 is hereby amended and restated in its entirety to read as follows:

                  "3.5 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on December 31, 2006 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

         Section 2.13. Amendment to Section 6.3(b). Section 6.3(b) is hereby amended and restated in its entirety to read as follows:

                  "(b) as soon as available, but in any event within 120 days after the end of each of Parent's fiscal years,"

Clauses (i) and (ii) under Section 6.3(b) remain the same.

         Section 2.14. Reinstatement of LIBOR Rate Loans. Effective on the date hereof, the Agent and the Lenders agree to reinstate Advances in the form of LIBOR Rate Loans as may be requested by Borrowers, all in accordance with the terms of the Agreement.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Agent:

         (a) Borrowers shall pay to Agent a closing fee of U.S. $150,000, which fee shall be due and payable in full upon the execution of this Amendment;

         (b Agent shall have received the following documents, each in form and substance satisfactory to Agent:

                  (i) This Amendment, duly executed by Borrowers, together with the Consent and Ratification (the "Ratification") hereto, duly executed by the Guarantors;


SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 4

                  (ii) Officers' Certificates dated as of the date of this Amendment, in form and substance satisfactory to Agent, certified by the Secretary of the Borrowers and the Guarantors certifying among other things, that the Borrowers' and Guarantors' Board of Directors have met and have adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by Borrowers of this Amendment, and the Guarantors of the Ratification, and each other document, instrument and agreement executed in connection with or relating to the Agreement, this Amendment or the Ratification (hereinafter individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents");

         (c) The representations and warranties contained herein, in the Agreement, as amended hereby, and/or in each other Loan Document shall be true and correct as of the date hereof, as if made on the date hereof;

         (d) No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Agent; and

         (e) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Agent.

                                   ARTICLE IV
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers and the Agent agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 4.02. Representations and Warranties. Borrowers hereby represent and warrant to Agent as follows:

                  (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and do not and will not conflict with or violate any provision of any Applicable Law, the Articles of Incorporation/Organization or Bylaws/Operating Agreement of Borrower or any agreement, document, judgment, license, order or permit applicable to or binding upon any of the Borrowers or their respective Property; no consent, approval, authorization or order of and no notice to or filing with, any court or governmental authority or third person is required in connection with the execution, delivery or performance of this Amendment or to consummate the transactions contemplated hereby;

                  (b) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date;

                  (c) Borrowers are in full compliance with all covenants and agreements contained in the Agreement, as amended hereby, and the other Loan Documents; and

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 5

                  (d) Borrowers have not amended their respective Articles of Incorporation/Organization or Bylaws/Operating Agreement or other organizational documents since the date of the execution of the Agreement.

                                   ARTICLE V
                                  MISCELLANEOUS

         Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.

         Section 5.02. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

         Section 5.03. Expenses of Agent. As provided in the Agreement, each Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements hereto, including, without limitation, the reasonable costs and fees of Agent's legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Agent's legal counsel.

         Section 5.04. RELEASE. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR THE LENDERS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OF THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

         Section 5.05. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.



SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 6

         Section 5.06. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 5.07. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders and the Borrowers and their respective successors and assigns, except the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Agent.

         Section 5.08. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 5.09. Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition of the Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 5.10. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.11. FINAL AGREEMENT. THE AGREEMENT, AS AMENDED HEREBY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              [The Remainder of this Page Intentionally Left Blank]



SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 7

         IN WITNESS WHEREOF, the Borrowers, Agent and the Lenders have caused this Amendment to be executed on the date first written above by their duly authorized officers.


                                      PCI CHEMICALS CANADA COMPANY
                                      a Nova Scotia unlimited liability company

                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                      PIONEER AMERICAS LLC
                                      a Delaware limited liability company

                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                      WELLS FARGO FOOTHILL, INC.,
                                      a California corporation (f/k/a Foothill
                                      Capital Corporation), as Agent and
                                      as a Lender

                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------




SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 8

                            CONSENT AND RATIFICATION


         The undersigned, Pioneer Companies, Inc., Pioneer (East), Inc., Pioneer Licensing, Inc., Imperial West Chemical Co., KNA California, Inc., Pioneer Water Technologies, Inc., and KWT, Inc. (each a "Guarantor" and collectively the "Guarantors") have executed that certain continuing general guaranty dated as of December 31, 2001 (the "Guaranty"), in favor of WELLS FARGO FOOTHILL, INC., a California corporation (f/k/a Foothill Capital Corporation), as the arranger and administrative agent for the Lenders (as defined in the Guaranty). The Guarantors hereby consent and agree to the terms of the Sixth Amendment to Loan and Security Agreement dated as of December __, 2003 (the "Amendment"), executed by PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a "Borrower" and collectively as the "Borrowers"), the Lenders and Agent, a copy of which is attached hereto, and the undersigned agree that the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the Guarantors in enforceable against the Guarantors in accordance with its terms. Furthermore, each Guarantor hereby agrees and acknowledges that (a) the Guaranty is a "Loan Document" as such term is defined in the Amendment and as such term is defined in the Agreement, (b) the Guaranty is not subject to any claims, defenses or offsets, (c) nothing contained in this Amendment or any other Loan Document shall adversely affect any right or remedy of Agent under the Guaranty, (d) the execution and delivery of the Amendment shall in no way reduce, impair or discharge any obligations of the undersigned as guarantors pursuant to the Guaranty and shall not constitute a waiver by Agent of any of Agent's rights against the undersigned, (e) by virtue hereof and by virtue of the Guaranty, each Guarantor hereby guarantees to Agent the prompt and full payment and full and faithful performance by the Borrowers of the entirety of the Obligations (as defined in the Agreement) on the terms and conditions set forth in the Agreement as amended by the Amendment and any time further modified or amended, (f) the Guarantors' consent is not required to the effectiveness of the Amendment, and
(g) no consent by the Guarantors is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Agreement or any present or future Loan Document.


                                      Pioneer Companies, Inc.


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                      Pioneer (East), Inc.


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------




CONSENT AND RATIFICATION OF SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 1

                                      Pioneer Licensing, Inc.


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                      Imperial West Chemical Co.


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                      KNA California, Inc.


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                      Pioneer Water Technologies, Inc.


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------


                                      KWT, Inc.


                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------









CONSENT AND RATIFICATION OF SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT -
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